Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

        AMERICAN HEALTHWAYS TO BROADCAST THIRD QUARTER
CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (June 3, 2004) – American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an on-line Web simulcast and rebroadcast of its third quarter fiscal 2004 earnings release conference call. The Company intends to issue its third quarter earnings release at approximately 4:00 p.m. ET, and the call is scheduled to begin at 5:00 p.m. ET on Thursday, June 17, 2004.

        The live broadcast of American Healthways, Inc.’s quarterly conference call will be available on-line by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.fulldisclosure.com. The on-line replay will be available shortly after the call at www.americanhealthways.com, www.streetevents.com, and www.fulldisclosure.com through June 24, 2004. A telephone replay of the call will also be available through June 24, 2004, at 719-457-0820, confirmation number 401259.

        American Healthways (AMHC) is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of March 22, 2004, the Company had over 1 million lives under management nationwide. For more information, visit www.americanhealthways.com.

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